Exhibit 10.14

THIRD AMENDMENT
TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made effective as of March 14, 2007, by and among CLARIENT, INC., a Delaware corporation (“Clarient”), CLRT ACQUISITION, LLC, a Delaware limited liability company (“CLRT”) and CLARIENT DIAGNOSTIC SERVICES, INC., a Delaware corporation (“CDS”; Clarient, CLRT and CDS, each a “Company”, and collectively, the “Companies”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Lender”), as lender under the Loan Agreement described below.

W I T N E S S E T H:

WHEREAS, Lender and the Companies are parties to that certain Loan and Security Agreement, dated as of September 29, 2006, by and among Clarient, CDS, CLRT, the other credit parties signatory thereto from time to time, and Lender, as amended pursuant to that certain Consent and First Amendment to Loan and Security Agreement, dated as of January 17, 2007, and that certain Consent and Second Amendment to Loan and Security Agreement, dated as of March 6, 2007 (as further amended, restated, supplemented, replaced, extended, renewed, rolled-over, refunded or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the parties hereto are willing to make certain amendments to the Loan Agreement as more particularly set forth herein, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1.             Definitions.  All capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

2.             Waiver.  The Lender hereby waives any Default or Event of Default that has occurred under the Loan Agreement solely as a result of the failure of the Lender and the Borrowers to have agreed upon amended and/or new financial covenants to be inserted into  Annex X of the Loan Agreement as of the date of any asset sale by any of the Borrowers which would require the consent of the Lender, pursuant to Section 8.7 of the Loan Agreement.

3.             Amendments to Loan Agreement.

Subject to the terms and conditions of this Agreement, including without limitation the conditions precedent set forth in Section 5 hereof, the Loan Agreement is hereby amended as follows:

(a)           Section 1.1 of the Loan Agreement is amended by inserting the following new defined terms in the appropriate alphabetical order:

“Third Amendment Date” means March     , 2007.

(b)           Subpart (a) of Annex X of the Loan Agreement is hereby amended by deleting the defined term “Net Worth” in its entirety and inserting, in lieu thereof, the following new defined term:

“Net Worth” means with respect to Clarient as of any date of determination, the sum of Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Clarient and its Subsidiaries, minus Intangible Assets on a consolidated basis determined in accordance with GAAP.

(c)           Subpart (c) of Annex X of the Loan Agreement is hereby deleted in its entirety and the following new subpart (c) is inserted in lieu thereof:

“Minimum Net Worth.”  Clarient shall not, at any time during the periods set forth below, allow its Net Worth to fall below the Net Worth amount set forth opposite such period:

PERIOD	NET WORTH
Third Amendment Date through June 29, 2007	$2,400,000
June 30, 2007 through September 29, 2007	$600,000
September 30, 2007 through December 30, 2007	$(500,000)
December 31, 2007 and thereafter	$(1,100,000)

4.             Reaffirmation of Loan Agreement.

Except for the waiver and amendments to the Loan Agreement expressly provided in Sections 2 and 3 above, the Loan Agreement shall remain unchanged and in full force and effect in accordance with its terms, and this Agreement shall be limited precisely and expressly as drafted and shall not be construed as a consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement.

5.             Conditions Precedent to Effectiveness of this Agreement.  The effectiveness of this Agreement is subject to receipt by Lender of one or more counterparts of this Agreement duly executed and delivered by the Companies.

6.             Provisions of General Application.

(a)           Costs and Expenses.  Each Company absolutely and unconditionally agrees to pay to Lender, on demand by Lender at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and expenses which shall at any time be incurred or sustained by Lender or any

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of its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

(b)           Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

(c)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d)           Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

(e)           Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

COMPANIES:

CLARIENT, INC.

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

CLARIENT DIAGNOSTIC SERVICES, INC.

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

CLRT ACQUISITION, LLC

By: Clarient, Inc., its sole member

By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Thomas A. Buckelew
	Name:	Thomas A Buckelew
	Title:	Its Duly Authorized Signatory